UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Garden Fresh Restaurant Corp.

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FROM:            MICHAEL P. MACK

TO:                  ALL EMPLOYEES

DATE:             SEPTEMBER 30, 2003

RE:                  ATTACHED PRESS RELEASE

We wanted to share with you right away the attached press release, just issued, announcing that Company has entered into an agreement for a merger with a company organized by Fairmont Capital, Inc. in which our stockholders will receive $16.35 per share in cash.

The Company’s senior management team is enthusiastically supportive of this transaction. We believe that it not only affords our stockholders an opportunity to realize a substantial premium on the current market price of their shares, but also gives our employees the opportunity to continue to build the Company for the benefit of our customers. Fairmont Capital has substantial experience of investing in our industry.

We understand that you will have many questions about this announcement and its implications for each of you individually as well as for the Company. We are in the process of preparing a Q&A which we hope will be responsive to those anticipated questions and we plan to distribute that document within the next day or two and organize meetings throughout the Company to discuss it.

Meanwhile, we ask for your patience and we take this opportunity to thank each of you for your continued dedication to Company, without which this transaction would not have been possible.

GARDEN FRESH RESTAURANT CORP. TO MERGE WITH AN AFFILIATE OF FAIRMONT CAPITAL, INC. GARDEN FRESH STOCKHOLDERS TO RECEIVE $16.35 PER SHARE IN THE MERGER

SAN DIEGO, California – September 30, 2003 – Garden Fresh Restaurant Corp. (Nasdaq:LTUS), operator of the Souplantation and Sweet Tomatoes restaurants, announced today that it has entered into a definitive agreement to merge with an affiliate of Fairmont Capital, Inc. The merger agreement provides that the stockholders of Garden Fresh will receive $16.35 per share in cash for their shares of common stock.

Fairmont Capital, and its partners, will be providing the equity portion of the financing and will finance the balance of the purchase price. Fairmont Capital has received written commitments from Fleet National Bank and Fleet Securities, Inc. to fund the senior debt portion of the transaction and has received commitments from other financing sources for the balance of the amount which is to be financed.

Garden Fresh’s Board of Directors, with the unanimous recommendation of a Special Committee composed of independent directors, has approved the proposed merger and has agreed to recommend that the company’s stockholders approve the merger. SG Cowen Securities Corporation served as the financial advisor to the Board of Directors and its Special Committee in connection with the proposed merger.

After completion of the proposed merger, Garden Fresh will continue to be headquartered in San Diego, California, and will operate as a private company. It is expected that the current Garden Fresh senior management team will remain in place and will have an opportunity to acquire an equity interest in the ongoing company.

Robert A. Gunst, Chairman of the company and the Special Committee, stated that “The Board of Directors supports this proposed merger. It provides our stockholders with a liquidity event at a price substantially in excess of the prices at which Garden Fresh has recently traded. The Board of Directors is pleased that Fairmont Capital is prepared to offer a price to our stockholders that is substantially higher than the value placed on the company by public markets and which is consistent with our view of Garden Fresh’s value.”

Michael Mack, the company’s President and Chief Executive Officer, commented that “We have been successful in a difficult restaurant environment in reducing debt and building a workable strategy for the future. Senior management is pleased that stockholders will have an opportunity to benefit from our efforts by realizing a price substantially above the price at which our stock has recently traded. At the same time, Garden Fresh’s current management welcomes the opportunity, in association with Fairmont Capital, to continue to develop Garden Fresh for our customers and employees. I am delighted that our headquarters will remain in San Diego and that we can continue to execute our business plan.”

Michael Gibbons, President of Fairmont Capital, Inc. said, “We look forward to working with Michael Mack and his management team and supporting the growth and development of Garden Fresh. This transaction will represent our third investment in the restaurant sector, an area in which we have developed a particular interest and expertise.”

The transaction is subject to the satisfaction of customary closing conditions, including: the approval of the merger by the holders of Garden Fresh’s stockholders; any required antitrust clearance; and the receipt by GF Holdings, Inc. (an affiliate of Fairmont Capital) of the proceeds contemplated by the financing commitments referenced above.

Stockholder approval will be solicited by the company by means of a proxy statement, which will be mailed to stockholders upon the completion of the required Securities and Exchange Commission filing and review process. Garden Fresh expects to hold a special meeting of stockholders to vote on the merger agreement in either November or December of 2003. If Garden Fresh’s stockholders approve the merger agreement and all of the other conditions to the merger are satisfied, Garden Fresh expects that the merger will be completed as soon as possible after the special meeting of stockholders.

Garden Fresh expects to file shortly with the Securities and Exchange Commission a Current Report on Form 8-K containing a copy of the merger agreement.

About Garden Fresh

Garden Fresh Restaurant Corp. currently operates 97 salad buffet restaurants in California, Florida, Arizona, Colorado, Georgia, Illinois, Kansas, Missouri, Nevada, New Mexico, North Carolina, Oregon, Texas, Utah and Washington under the names Souplantation and Sweet Tomatoes. Its restaurants offer an abundance of fresh, quality salad selections, soups bakery items, pastas and desserts in a self-serve format. For more information about the company, see Garden Fresh’s website located at www.gardenfreshcorp.com

About Fairmont Capital, Inc.

Fairmont Capital, Inc. is a private investment company whose primary focus is the acquisition of seasoned operating companies. Fairmont Capital seeks those situations in which long-term capital appreciation can be achieved through the combination of creative management, new strategies, and quality corporate assets. Since 1986, Fairmont Capital and its affiliates have completed acquisitions in various consumer products and service industries to build portfolio companies. Consumer industries that Fairmont Capital has invested in include furniture, apparel, catalog companies, auction houses, and restaurants.

In mid-2001, Fairmont Capital initiated the successful “going private” transaction of VICORP Restaurants, Inc. (Bakers Square and Village Inn). Fairmont Capital currently owns Shari’s Management Corporation, headquartered in Beaverton, Oregon. Under the name Shari’s Restaurants, the company operates a 97-unit chain of family-style restaurants located throughout the Pacific Northwest.

GARDEN FRESH AND CERTAIN OF ITS DIRECTORS AND OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF STOCKHOLDERS RELATING TO THE MERGER AGREEMENT. GARDEN FRESH WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAIL TO ITS STOCKHOLDERS A PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION AND OTHER IMPORTANT INFORMATION ABOUT THE MERGER

AGREEMENT AND THE PROPOSED MERGER. GARDEN FRESH WILL ALSO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION A TRANSACTION STATEMENT ON SCHEDULE 13E-3 RELATING TO THE MERGER AGREEMENT AND THE PROPOSED MERGER.

STOCKHOLDERS OF GARDEN FRESH ARE ADVISED TO READ GARDEN FRESH’S PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF GARDEN FRESH MAY OBTAIN, FREE OF CHARGE ONCE THEY BECOME AVAILABLE, COPIES OF GARDEN FRESH’S PROXY STATEMENT AND OTHER DOCUMENTS FILED BY GARDEN FRESH WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE INTERNET WEBSITE MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV. THESE DOCUMENTS MAY ALSO BE OBTAINED FREE OF CHARGE BY CALLING INVESTOR RELATIONS AT GARDEN FRESH AT 858-675-1600.

Forward-looking Information

Certain statements in this news release for Garden Fresh Restaurant Corp., including statements regarding the proposed transaction between Garden Fresh and Fairmont Capital, Inc., are forward-looking and may involve a number of risks and uncertainties. Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to the failure to satisfy various closing conditions contained in the definitive merger agreement. The company assumes no obligation to update the forward-looking information. Other risks and uncertainties concerning the company’s performance are set forth in reports and documents filed by the company with the Securities and Exchange Commission from time to time. Please use caution in placing reliance on forward-looking statements.

CONTACT:

David W. Qualls, Chief Financial Officer

Garden Fresh Restaurant Corp.

Tel: 858-675-1600